Exhibit 4.4
organized under the laws of the state of south Carolina number south Carolina animis opibusque parati dum spiro sperd shares the south financial group, inc. 10% mandatory convertible non-cumulative preferred stock, series 2008d-nv this certifies that specimen is the owner of one ***hundred*** shares transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed. in witness whereof, she said corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed this 8th day of may a.d. 2008
President secretary shares no par each © goes 220

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED(THE “SECURITIES ACT” ) OR THIS SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHE JURIDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPONY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRED REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.
For value received hereby self assign and transfer under shares represented by the within certificate and do hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises dated in presence of
NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.